                                                           Registration No. 333-

     As filed with the Securities and Exchange Commission on June 21, 1996

================================================================================

                     SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, DC  20549

                             ------------------

                                  FORM S-8
                           REGISTRATION STATEMENT
                                    UNDER
                         THE SECURITIES ACT OF 1933

                             ------------------

                                PLEXUS CORP.
           (Exact name of registrant as specified in its charter)


               WISCONSIN                                     39-134447
    (State or other jurisdiction of                      (I.R.S. Employer
     incorporation or organization)                     Identification No.)

         55 JEWELERS PARK DRIVE
           NEENAH, WISCONSIN                                54957-0156
(Address of Principal Executive Offices)                    (Zip Code)

                             -------------------

                  PLEXUS CORP. EMPLOYEE STOCK SAVINGS PLAN
                          (Full title of the plan)

                             -------------------

           JOSEPH D. KAUFMAN, ESQ.
Vice President, Secretary and General Counsel              Copy to:
                Plexus Corp.                       KENNETH V. HALLETT, ESQ.
           55 Jewelers Park Drive                      Quarles & Brady
        Neenah, Wisconsin  54957-0156             411 East Wisconsin Avenue
   (Name and address of agent for service)     Milwaukee, Wisconsin  53202-4497

                               (414) 722-3451
        (Telephone number, including area code, of agent for service)



                                      CALCULATION OF REGISTRATION FEE
========================================================================================================
                                            PROPOSED MAXIMUM      PROPOSED MAXIMUM
TITLE OF SECURITIES   AMOUNT TO BE          OFFERING PRICE PER    AGGREGATE OFFERING    AMOUNT OF
  TO BE REGISTERED    REGISTERED (1)        SHARE(2)              PRICE (2)             REGISTRATION FEE
- --------------------------------------------------------------------------------------------------------
Common Stock, par
value $.01 per
share                 350,000 shares                 $13.0625            $4,571,875            $1,576.51
========================================================================================================


(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(2) Pursuant to Rule 457(h), estimated solely for the purpose of computing the registration fee, based upon $13.0625 per share, which is the average of the high and low sales prices of the Registrant's Common Stock on The NASDAQ Stock Market on June 18, 1996.

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

GENERAL INSTRUCTION E INFORMATION.

     This Registration Statement is being filed to increase the number of securities of the same class as other securities for which an earlier Registration Statement of Plexus Corp. (the "Registrant") on Form S-8 relating to the Plexus Corp. Employee Stock Savings Plan (the "Plan") is effective.

     Except as set forth below, the Registrant's Form S-8 Registration Statement filed with the Securities and Exchange Commission, as amended by Post-Effective Amendment No. 1 thereto (Registration File No. 33-23490) is hereby incorporated by reference.

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents filed by the Registrant (Commission File No. 0-14824) with the Securities and Exchange Commission pursuant to Section 13 of the Securities Exchange Act of 1934 (the "1934 Act") are incorporated herein by reference.

     (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended September 30, 1995.

     (b) The Registrant's Quarterly Reports on Form 10-Q for the quarterly periods ended December 31, 1995 and March 31, 1996.

     (c) The description of the Registrant's Common Stock contained in its Registration Statement on Form 8-A dated July 18, 1986, as amended by Amendment No. 1 thereto dated February 28, 1995.

     (d) The Plan's Annual Report on Form 11-K for the Plan's fiscal year ended September 30, 1995, filed as Exhibit 99 to the Form 10-K; and

     (e) The Plan's Transition Report on Form 11-K for the period October 1, 1995 through December 31, 1995.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.

ITEM 8.  EXHIBITS.

     See Exhibit Index following Signatures page in this Registration Statement, which Exhibit Index is incorporated herein by reference.

                                   SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933 (the "1933 Act"), the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Neenah, State of Wisconsin, on June 20, 1996.

                                        PLEXUS CORP.
                                        (Registrant)



                                        By: /s/ Peter Strandwitz
                                           ---------------------------------
                                           Peter Strandwitz
                                           Chairman and Chief Executive Officer

                               ------------------

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Peter Strandwitz, Thomas B. Sabol and Joseph D. Kaufman, or any one of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and any other regulatory authority, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.



                               ------------------

Pursuant to the requirements of the 1933 Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.*


      SIGNATURE                                  TITLE

/s/ Peter Strandwitz        Chairman of the Board and Chief Executive Officer
- -------------------------   (Principal Executive Officer and Director)
Peter Strandwitz


/s/ Thomas B. Sabol         Vice President-Finance, and Treasurer (Principal
- -------------------------   Financial Officer)
Thomas B. Sabol


/s/ William F. Denney       Vice President and Controller (Principal Accounting
- -------------------------   Officer)
William F. Denney


/s/ Rudolph T. Hoppe        Director
- -------------------------
Rudolph T. Hoppe


/s/ Harold R. Miller        Director
- -------------------------
Harold R. Miller


/s/ Allan C. Mulder         Director
- -------------------------
Allan C. Mulder


/s/ John L. Nussbaum        Director
- -------------------------
John L. Nussbaum


/s/ Gerald A. Pitner        Director
- -------------------------
Gerald A. Pitner


/s/ Thomas J. Prosser       Director
- -------------------------
Thomas J. Prosser


- ------------------

* Each of these signatures is affixed as of June 20, 1996.

                                   SIGNATURES

     Pursuant to the requirements of the 1933 Act, the Plexus Corp. Employee Stock Savings Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Neenah, State of Wisconsin, on June 20, 1996.

                                   PLEXUS CORP.
                                   (Registrant)


                                   By: /s/ Peter Strandwitz
                                      --------------------------------------
                                      Peter Strandwitz, Chairman of Plan
                                      Committee of the Plexus Corp. Employee
                                      Stock Savings Plan


     Pursuant to the requirements of the 1933 Act, this Registration Statement has been signed below by the following members of the Plan Committee of the Plexus Corp. Employee Stock Savings Plan on June 20, 1996.


      SIGNATURE                                  TITLE


/s/ Peter Strandwitz                            Chairman
- ---------------------------
Peter Strandwitz

/s/ Joseph D. Kaufman                           Member
- ---------------------------
Joseph D. Kaufman

/s/ William F. Denney                           Member
- ---------------------------
William F. Denney

                                  PLEXUS CORP.
                               (THE "REGISTRANT")

                                 EXHIBIT INDEX
                                       TO
                        FORM S-8 REGISTRATION STATEMENT


EXHIBIT                                                                                     FILED
NUMBER                 DESCRIPTION                  INCORPORATED HEREIN BY REFERENCE TO    HEREWITH
- -------                -----------                  -----------------------------------    --------
4.1             Restated Articles of                Exhibit 3(i) to Registrant's
                Incorporation of Registrant         Quarterly  Report on Form 10-Q for
                                                    the fiscal quarter ended 6/30/94

5               Opinion of Quarles & Brady                                                      X

24.1            Consent of Independent Accountants                                              X

24.2            Consent of Quarles & Brady                                               Included in
                                                                                         Exhibit 5

25              Power of Attorney                                                        Contained in
                                                                                         Signatures Page to
                                                                                         this Registration
                                                                                         Statement


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